                                                                  EXHIBIT 1.3


                                                                  Execution Copy


                                 Owens-Illinois, Inc.

                                   2,950,000 Shares

                                     Common Stock
                                   ($.01 par value)

                         INTERNATIONAL UNDERWRITING AGREEMENT


                                                                 London, England
                                                                    May 13, 1997

SALOMON BROTHERS INTERNATIONAL LIMITED
GOLDMAN SACHS INTERNATIONAL
LEHMAN BROTHERS INTERNATIONAL (EUROPE)
MERRILL LYNCH INTERNATIONAL
MORGAN STANLEY & CO. INTERNATIONAL LIMITED
PAINEWEBBER INTERNATIONAL (U.K.) LTD.
c/o SALOMON BROTHERS INTERNATIONAL LIMITED
Victoria Plaza
111 Buckingham Palace Road
London SW1W OSB ENGLAND


Dear Sirs:

         Owens-Illinois, Inc. a Delaware corporation (the "Company"), proposes to sell to the underwriters named in Schedule I hereto (the "International Underwriters"), for whom you, Salomon Brothers International Limited, are acting as representative (the "International Representative"), 2,950,000 shares of Common Stock, $.01 par value ("Common Stock"), of the Company (the "International Underwritten Securities"). The Company also proposes to grant to the International Underwriters an option to purchase up to 442,500 additional shares of Common Stock (the "International Option Securities"; the International Option Securities, together with the International Underwritten Securities, being hereinafter called the "International Securities").

         The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-25175), which registration statement also constitutes, pursuant to Rule 429 under the Securities Act of 1933, as amended (the "Securities Act"), Post-Effective Amendment No. 1 to the Registration Statement (File No. 33-51982), as amended, relating to the Securities and the offering thereof from time to time in accordance with Rule 415 under the Securities Act. Such registration statements, as amended, have been declared effective by the Commission. In addition, the Company has prepared and filed with the Commission

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                                                                          2


the Preliminary Prospectus (as defined herein) pursuant to Rule 424(b) under the Securities Act in accordance with Rule 424(b) under the Securities Act.

         It is understood and agreed to by all the parties that the Company is concurrently entering into a U.S. Underwriting Agreement dated the date hereof (the "U.S. Underwriting Agreement") providing for the sale by the Company of an aggregate of 11,800,000 shares of Common Stock (said shares to be sold by the Company pursuant to the U.S. Underwriting Agreement being hereinafter called the "U.S. Underwritten Securities"), in the United States and Canada through arrangements with certain underwriters in the United States and Canada (the "U.S. Underwriters"), for whom Salomon Brothers Inc, is acting as representative (the "U.S. Representative"), and providing for the grant to the U.S. Underwriters of an option to purchase from the Company up to 1,770,000 additional shares of Common Stock (the "U.S. Option Securities"; the U.S. Option Securities, together with the Underwritten U.S. Securities, being hereinafter called the "U.S. Securities" and the International Securities, together with the U.S. Securities, being hereinafter called the "Securities"). Anything herein or therein to the contrary notwithstanding, the respective closings under this Agreement and the U.S. Underwriting Agreement are hereby expressly made conditional upon one another. It is further understood and agreed that the U.S. Underwriters and the International Underwriters have entered into an Agreement Between U.S. Underwriters and International Underwriters dated the date hereof (the "Agreement Between U.S. Underwriters and International Underwriters"), pursuant to which, among other things, the International Underwriters may purchase from the U.S. Underwriters a portion of the U.S. Securities to be sold pursuant to the U.S. Underwriting Agreement and the U.S. Underwriters may purchase from the International Underwriters a portion of the International Securities to be sold pursuant to the International Underwriting Agreement.

         It is further understood that two forms of prospectus are to be used in connection with the offering and sale of the Securities: one form of prospectus relating to the U.S. Securities, which are to be offered and sold to United States and Canadian Persons (each as defined herein), and one form of prospectus relating to the International Securities, which are to be offered and sold to persons other than United States and Canadian Persons. Such form of prospectus, including any prospectus supplement, relating to the U.S. Securities as first filed pursuant to Rule 424(b) or, if no filing pursuant to Rule 424(b) is made, such form of prospectus included in the Registration Statement at the Effective Date, is


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                                                                          3


hereinafter called the "U.S. Prospectus"; such form of prospectus, including any prospectus supplement, relating to the International Securities as first filed pursuant to Rule 424(b) or, if no filing pursuant to Rule 424(b) is made, such form of prospectus included in the Registration Statement at the Effective Date, is hereinafter called the "International Prospectus"; and the U.S. Prospectus and the International Prospectus are hereinafter collectively called the "Prospectuses". "Preliminary U.S. Prospectus" shall mean any preliminary prospectus, including any preliminary prospectus supplement, used in connection with the offer of any U.S. Securities prior to the date hereof that omits
Rule 430A Information (as defined herein). "Preliminary International Prospectus" shall mean any preliminary prospectus, including any preliminary prospectus supplement, used in connection with the offer of any International Securities prior to the date hereof that omits Rule 430A Information (as defined herein); and the U.S. Prospectus and the International Prospectus are hereinafter collectively called the "Preliminary Prospectuses". "United States or Canadian Person" shall mean any person who is a national or resident of the United States or Canada, any corporation, partnership, or other entity created or organized in or under the laws of the United States or Canada or of any political subdivision thereof, or any estate or trust the income of which is subject to United States or Canadian federal income taxation, regardless of its source (other than any non-United States or non-Canadian branch of any United States or Canadian Person), and shall include any United States or Canadian branch of a person other than a United States or Canadian Person. "U.S." or "United States" shall mean the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

         The term "the Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Registration Statement" shall mean the registration statements referred to above, including incorporated documents and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as defined herein), shall also mean such registration statement as so amended. Such term shall include any Rule 430A Information deemed to be included therein as provided by Rule 430A. "Rule 430A Information" means information with respect to the Securities and the offering thereto permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. Any reference herein to the Registration Statement, Preliminary Prospectuses or the Prospectuses shall be deemed to refer to and include the documents incorporated by reference therein pursuant to
Item 12 of Form S-3 which were filed under the Securities and Exchange Act of 1934, as amended (the "Exchange Act") on or before the Effective Date of the Registration Statement or the issue date of such Preliminary Prospectuses or the Prospectuses, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration

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                                                                          4


Statement, any Preliminary Prospectuses or the Prospectuses shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of any Preliminary Prospectuses or the Prospectuses, as the case may be, deemed to be incorporated therein by reference.

              1. REPRESENTATIONS AND WARRANTIES. (a) The Company represents and warrants, as of the date hereof and as of the Closing Date, to and agrees with each of the International Underwriters as follows:

           (i) The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement, at the time the Registration Statement became effective, as of the Closing Date and as amended or supplemented, if applicable, and the International Prospectus, when it is first filed in accordance with Rule 424(b) under the Securities Act and on the Closing Date, complied and will comply, as the case may be, in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

          (ii) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose are pending before or threatened by the Commission; and any required filing of the International Prospectus pursuant to Rule 424(b) under the Securities Act has been made in accordance with Rule 424(b) under the Securities Act.

         (iii) The Registration Statement, at the time the Registration Statement became effective, as amended or supplemented (or, if an amendment to the Registration Statement or an annual report on Form 10-K has been filed by the Company with the Commission subsequent to the Effective Date, then at the time of the most recent such filing) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The International Prospectus, at the time the Registration Statement became effective, as amended or supplemented and as of the Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or International Prospectus made in reliance upon and in conformity with information

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                                                                          5


    furnished to the Company in writing by any of you expressly for use in the Registration Statement or International Prospectus.

          (iv) The documents incorporated by reference in the Registration Statement and International Prospectus, as amended or supplemented, if applicable, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and, when read together with the other information in the International Prospectus, at the time the Registration Statement and any amendments thereto became or become effective and at the Closing Date, did not and will not contain an untrue statement of a material fact and will not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

           (v) Each of Ernst & Young LLP ("Ernst & Young"), K.P.M.G. S.p.A. and Arthur Andersen S.p.A., who are reporting upon the audited financial statements and schedules included or incorporated by reference in the Registration Statement and the International Prospectus, each as amended or supplemented, if applicable, are independent public accountants as required by the Securities Act.

          (vi) (A) The consolidated financial statements and the related notes of the Company included or incorporated by reference in the Registration Statement and the International Prospectus, or in any supplement thereto or amendment thereof, present fairly the consolidated financial position of the Company and its subsidiaries, considered as one enterprise, as of the dates indicated and the consolidated results of operations and changes in financial position of the Company and its subsidiaries, considered as one enterprise, for the periods specified; (B) such financial statements and related notes have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved; and (C) the financial statement schedules incorporated by reference in the Registration Statement present fairly the information required to be stated therein.

         (vii) The pro forma financial statements contained in the Preliminary International Prospectus and the International Prospectus under the heading "Unaudited Pro Forma Consolidated Financial

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                                                                          6


    Information" have been prepared on a basis consistent with the historical statements referred to in (vi) above, except for the pro forma adjustments specified therein, and (A) include all material adjustments to the historical financial data required by Rule 11-02 of Regulation S-X necessary to reflect the AVIR Acquisition and the Refinancing (each as defined in the Preliminary International Prospectus or the International Prospectus), (B) give effect to the assumptions made on a reasonable basis,
    (C) present fairly in all material respects in accordance with generally accepted accounting principles consistently applied throughout such periods, the historical and proposed transactions contemplated by the Preliminary International Prospectus and the International Prospectus and
    (D) comply in all material respects with the requirements of Rules 11-01 and 11-02 of Regulation S-X; and the other pro forma financial information and pro forma financial data set forth in the International Prospectus under the captions "Summary -- Summary Historical and Pro Forma Financial Data" and "Consolidated Capitalization" are derived from such "Unaudited Pro Forma Consolidated Financial Information."

         (viii) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the International Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), properties, assets, business or results of operations of the Company and its subsidiaries, considered as one enterprise (a "Material Adverse Effect").

          (ix) Each subsidiary of the Company that is a "Significant Subsidiary" (as defined in Rule 1-02 of Regulation S-X under the Securities
    Act) (hereinafter a "Significant Subsidiary") has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the International Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its

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                                                                          7


    business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

           (x) All of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable.

          (xi) All of the issued and outstanding capital stock of each Significant Subsidiary of the Company (including Owens-Illinois Group, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company) has been duly authorized, is validly issued, fully paid and non-assessable and, except as set forth in Schedule II hereto, is owned by the Company, directly or through one or more subsidiaries of the Company, free and clear of any material lien.

         (xii) There are no holders of securities (debt or equity) of the Company, or holders of rights (including preemptive rights), warrants or options to obtain securities of the Company, who have the right to request the Company to register securities held by them under the Securities Act, except for the Registration Rights Agreement dated as of March 17, 1986 by and among OII Holdings Corporation (the predecessor in interest to the Company), KKR Partners II, L.P., OII Associates, L.P., OII Associates II, L.P. and KKR Associates, L.P.

        (xiii) The Company has the corporate power and authority to execute, deliver and perform its obligations under this Agreement; the execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been authorized by all necessary corporate action of the Company; and this Agreement has been duly executed and delivered by the Company.

         (xiv) The Securities to be issued and sold by the Company pursuant to this Agreement and the U.S. Underwriting Agreement have been duly authorized and, when issued to and paid for by you in accordance with the terms of this Agreement and the U.S. Underwriting Agreement, will be validly issued, fully paid and non-assessable and, to the best of our knowledge, free of preemptive rights.

          (xv) Since the respective dates as of which information is given in the Registration Statement and the International Prospectus, except as otherwise stated therein, contemplated thereby or otherwise incorporated by reference therein, there has not been

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                                                                          8


    (A) any material adverse change in the condition (financial or otherwise), properties, assets, business, or results of operations of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Change"), (B) any transaction entered into by the Company or any of its subsidiaries, other than in the ordinary course of business, that could have a Material Adverse Effect, or (C) any dividend or distribution of any kind declared, paid or made by the Company on its Capital Stock.

         (xvi) Neither the Company nor any of its subsidiaries is (A) in violation of its certificate of incorporation or by-laws or in default (nor has an event occurred that with notice or passage of time or both would constitute such a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other material agreement or instrument to which the Company or its subsidiaries is subject or by which any of them or any of their properties or assets may be bound or affected, (B) in violation of any existing applicable law, ordinance, regulation, judgment, order or decree of any government, governmental instrumentality, arbitrator or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets or (C) in each case to the knowledge of the Company, in violation of or has violated any permit, certificate, license, order or other approval or authorization required in connection with the operation of its business that, with respect to each of clause (A), (B) and
    (C) of this paragraph, would (individually or in the aggregate) (I) adversely affect the legality, validity or enforceability of this Agreement or the International Securities, (II) have a Material Adverse Effect or
    (III) impair the ability of the Company to fully perform on a timely basis any obligations that it has under this Agreement or the International Securities.

            (xvii) The issuance, sale and delivery of the International Securities, the execution, delivery and performance by the Company of this Agreement, the compliance by the Company with the terms herein and the consummation by the Company of the transactions contemplated hereby and in the Registration Statement and the International Prospectus, do not and will not result in a violation of any of the terms or provisions of the certificate of incorporation or by-laws of the Company or any of its subsidiaries, and (A) will not, as of the Closing Date, conflict with, or result in a

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                                                                          9


    breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or any of their properties or assets is bound, except for such conflicts, breaches, violations or defaults that would not have a Material Adverse Effect or (B) do not and will not conflict with or result in a breach or violation of any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except for any conflict, breach or violation that would not have a Material Adverse Effect.

       (xviii)   No authorization, approval, consent or order of, or
    qualification with, any governmental body or agency is required to be obtained or made by the Company for the due authorization, execution, delivery and performance by the Company of this Agreement or the valid authorization, issuance, sale and delivery of the International Securities, except (A) such as may be required by the securities or blue sky laws of the various states (the "Blue Sky laws") in connection with the offer and sale of the International Securities and (B) for such consents that are required and have been received and are in full force and effect as of the Closing Date.

       (xix) There is no action, suit, investigation or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries or any of their properties and assets that (A) is required to be disclosed in the International Prospectus and is not so disclosed, (B) except as disclosed in the International Prospectus, could result in any Material Adverse Change, (C) seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance and sale of the International Securities or the execution and delivery of this Agreement or any of the transactions contemplated hereby or (D) questions the legality or validity of any such transaction or seeks to recover damages or obtain other relief in connection with any such transaction, and, in each case to the knowledge of the Company, there is no valid basis for any such action, suit, investigation or proceeding; the aggregate of all pending legal or governmental

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                                                                          10


    proceedings to which the Company or any of its subsidiaries is a party or that affect any of their properties and assets that are not described in the Registration Statement or the International Prospectus, including ordinary routine litigation incidental to its business, would not have a Material Adverse Effect.

          (xx) There are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the International Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required or, in the case of exhibits, will not be so filed promptly after the Closing Date.

         (xxi) Each of the Company and its subsidiaries has good title to all properties owned by them, in each case free and clear of all liens except
    (A) as do not materially interfere with the use made and proposed to be made of such properties, (B) as set forth in the Registration Statement and the International Prospectus or (C) as could not reasonably be expected to have a Material Adverse Effect.

         (xxii) Each of the Company and its subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local, foreign and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Registration Statement or the International Prospectus, except to the extent that the failure to so obtain or file would not have a Material Adverse Effect.

         (xxiii) Each of the Company and its subsidiaries owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other proprietary or confidential information, systems or procedures, whether patented or unpatented), trademarks, service marks and trade names (collectively, "Intellectual Property") presently employed by them in connection with the business now operated by them, except where the failure to own or possess or have the ability to acquire any such Intellectual Property would not have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in any Material Adverse Change.

         (xxiv) Except as disclosed in the Registration Statement and the International Prospectus, each of the Company and its subsidiaries is in material compliance with all applicable existing federal, state, local and foreign laws and regulations relating to protection of human health, safety and the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) ("Environmental Laws"), except, in each case, where such noncompliance, individually or in the aggregate, would not have a Material Adverse Effect. The term "Hazardous Material" means (A) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

         (xxv) The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the International Securities or any action resulting in a violation of Regulation M under the Exchange Act.

         (xxvi) The Securities are, or will be when issued, "excepted securities" within the meaning of Rule 101(c) of Regulation M under the Exchange Act.

         (xxvii)     The Company is not an "investment company" as such term is defined in the Investment Company Act of 1940, as amended (the "1940 Act").

         (xxviii)    The Company has complied with all provisions of Section
    517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba; and

         (xxix) The International Securities have been approved for listing on the New York Stock Exchange;

         (b) Any certificate signed by any officer of either the Company or any of its subsidiaries and delivered to you or to your counsel at the Closing Date pursuant to this Agreement or the transactions contemplated hereby shall be deemed a representation and warranty by the Company or such subsidiary of the Company, as the case may be, to each of you as to the matters covered thereby.

         2. PURCHASE AND SALE. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each International Underwriter, and each International Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $27.47 per share, the number of the International Underwritten Securities set forth opposite such International Underwriter's name in Schedule I hereto.

         (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several International Underwriters to purchase, severally and not jointly, up to an aggregate of 442,500 shares of the International Option Securities at the same purchase price per share as the International Underwriters shall pay for the International Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the International Underwritten Securities by the International Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the International Prospectus upon written or telegraphic notice by the International Representative to the Company setting forth the number of shares of the International Option Securities as to which the several International Underwriters are exercising the option and the Settlement Date. Delivery of certificates for the shares of International Option Securities by the Company, and payment therefor to the Company, shall be made as provided in
Section 3 hereof. The maximum number of shares of the International Option Securities to be sold by the Company is set forth in Schedule I hereto. In the event that the International Underwriters exercise less than their full over-allotment option, the number of shares of the International Option Securities to be sold by each party listed on Schedule II shall be, as nearly as practicable, in the same proportion to each other as are the number of shares of the International Option Securities listed opposite their respective names on said Schedule II. The number of shares of the International Option Securities to be purchased by each International Underwriter shall be the same percentage of the total number of shares of the International Option Securities to be purchased by the several International Underwriters as such International Underwriter is purchasing of the International Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

         3. DELIVERY AND PAYMENT. Delivery of and payment for the International Underwritten Securities and the International Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the business day prior to the Closing Date) shall be made at 10:00 a.m., New York City time, on May 16, 1997, or such later date (not later than May 22, 1997) as the International Representative and the U.S. Representative shall designate, which date and time may be postponed by agreement among the International Representative, the U.S. Representative and the Company or as provided in Section 11 hereof (such date and time of delivery and payment for the International Securities being herein called the "Closing Date"). Delivery of the International Securities shall be made to the International Representative for the respective accounts of the several International Underwriters against payment by the several International Underwriters through the International Representative of the respective aggregate purchase price thereof to or upon the order of the Company by means of a wire transfer of immediately available funds in accordance with written instructions from the Company or through the facilities of The Depository Trust Company ("DTC"). Delivery of the International Underwritten Securities and the International Option Securities shall be made at such location as the International Representative shall reasonably designate at least one business day in advance of the Closing Date and payment for such International Securities shall be made at the office of Simpson Thacher & Bartlett, New York, New York. Certificates for the International Securities shall be registered in such names and in such denominations as the International Representative may request not less than one full business day in advance of the Closing Date.

         If the option to purchase the International Option Securities provided for in Section 2(b) hereof is exercised by the International Underwriters after the business day prior to the Closing Date, the Company will deliver (at the expense of the Company) to the International Representative, at Seven World Trade Center, New York, New York, on the date specified by the International Representative (which shall be three business days after exercise of said option, the "Option Closing Date"), delivery of the International Option Securities shall be made to the International Representative for the respective accounts of the several International Underwriters against payment by the several International Underwriters through the International Representative of the respective aggregate purchase price thereof to or upon the order of the Company by means of a wire transfer of immediately available funds in accordance with written instructions from the Company or through the facilities DTC. If settlement for the International Option Securities occurs after the Closing Date, the Company will deliver to the International Representative on the Settlement Date for the International Option Securities, and the obligation of the International Underwriters to purchase the International Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 5 hereof.

         It is understood and agreed that the Closing Date shall occur simultaneously with the "Closing Date" under the U.S. Underwriting Agreement, and that the Option Closing Date, if any, shall occur simultaneously with the "Option Closing Date" under the U.S. Underwriting Agreement.

         4. OFFERING BY INTERNATIONAL UNDERWRITERS. It is understood that the several International Underwriters propose to offer the International Securities for sale to the public as set forth in the International Prospectus.

         5. CONDITIONS TO THE INTERNATIONAL UNDERWRITERS' OBLIGATIONS. The several obligations of the International Underwriters to purchase and pay for the International Securities pursuant to this Agreement are subject to the satisfaction of each of the following conditions:

         (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                (i) (A) no downgrading shall have occurred in the rating accorded any of the Company's debt securities or preferred stock by any "nationally recognized statistical rating organization" as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and regulations thereunder and (B) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Company's debt securities or preferred stock; and

               (ii) no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for that purpose shall have been instituted and shall be pending or, to your knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of your counsel.

         (b) The Company shall have furnished to the International Underwriters a certificate of the Company, signed by the Chairman of the Board or the President or a Vice President and the Treasurer or

    Controller of the Company, dated the Closing Date, to the effect that:

                (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

               (ii) no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

              (iii) since the date of the most recent financial statements included in the Registration Statement and the International Prospectus, there has been no Material Adverse Change.

         (c) The International Underwriters shall have received on the Closing Date an opinion of Latham & Watkins, outside counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to your counsel to the effect that:

                (i) the Registration Statement and the International Prospectus (excluding the documents incorporated therein by reference) comply as to form in all material respects with the requirements for registration statements on Form S-3 under the Securities Act and the rules and regulations of the Commission thereunder; it being understood, however, that such counsel expresses no opinion with respect to the financial statements, schedules and other financial and statistical data included or incorporated in the Registration Statement or the International Prospectus or with respect to the Statement as to the Eligibility and Qualification of the Trustee on Form T-1. In passing upon the compliance as to form of the Registration Statement and the International Prospectus, such counsel has assumed that the statements made therein (or incorporated by reference therein) are correct and complete.

               (ii) the Registration Statement has become effective under the Securities Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration

         Statement has been issued under the Securities Act and no proceedings therefor have been initiated or threatened by the Commission; and any required filing of the International Prospectus pursuant to Rule 424(b) under the Securities Act has been made in accordance with Rule 424(b) under the Securities Act;

              (iii) the Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its property and to conduct its business as described in the Registration Statement and the International Prospectus;

               (iv) each of this Agreement and the U.S. Underwriting Agreement have been duly authorized, executed and delivered by the Company;

                (v) the International Securities and the U.S. Securities to be issued and sold by the Company pursuant to the International Underwriting Agreement and the U.S. Underwriting Agreement and the
         U.S. Underwriting Agreement, respectively, have been duly authorized and, when issued to and paid for by you in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and, to the best of our knowledge, free of preemptive rights;

               (vi) the execution and delivery by the Company of, and the issuance and sale of the International Securities by the Company pursuant to, this Agreement will not result in (A) the violation by the Company of its Certificate of Incorporation or Bylaws, the General Corporation Law of the State of Delaware or any federal or New York statute, or any rule or regulation that has been issued pursuant to the General Corporation Law of the State of Delaware or any federal or New York statute known to such counsel to be applicable to the Company (except that no opinion shall be expressed with respect to state securities or "blue sky" laws) or (B) after giving effect to written waivers and consents which have been or will be obtained on or prior to the Closing, the breach of or a default under (I) any indenture or other agreement or instrument pertaining to the Company's long-term debt listed in the International Prospectus Supplement under the caption "Consolidated Capitalization," excluding long-term debt listed as "Other," or (II) any court or administrative orders, writs, judgments or decrees specifically directed to the Company and identified to such counsel by an officer of the Company as material to the Company;

             (vii) to such counsel's knowledge, no authorization, approval, consent or order of, or filing or qualification with, any federal or New York State court or governmental body or agency is required to be obtained or made by the Company for the execution and delivery by the Company of this Agreement or the issuance and sale of the International Securities by the Company, except (A) such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the International Securities and (B) except such as have been obtained under the Securities Act and are in full force and effect as of the Closing Date;

             (viii) the statements set forth in the "Description of the Common Stock" contained in the Company's Registration Statement on Form 8-A filed on December 3, 1991, as amended, and the statements set forth in the International Prospectus under the Caption "Certain United States Federal Tax Consequences For Non-United States Holders," insofar as such statements constitute summaries of the documents referred to therein, are accurate in all material respects; and the International Securities conform in all material respects to the description thereof in the International Prospectus; and

              (ix) the Company is not an "investment company," as such term is defined in the 1940 Act.

         In addition, such counsel shall state that, while they did not prepare any of the documents incorporated by reference in the Registration Statement and the International Prospectus, they have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, and the International Underwriters' representatives at which the contents of the Registration Statement and the International Prospectus and related matters were discussed, and although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the International Prospectus and have not made any independent check or verification thereof (except as set forth in paragraph (viii) above), during the course of such participation (relying as to materiality to the extent we deemed appropriate upon the statements of officers and other representatives of the Company), no facts came to such counsel's attention that caused such counsel to believe that the Registration Statement (including the incorporated documents), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the International Prospectus (including the incorporated documents), as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel express no belief with respect to the financial statements, schedules and other financial and statistical data or the Statement of Eligibility of the Trustee on Form T-1 included or incorporated by reference in the Registration Statement or the International Prospectus.

         In rendering such opinion, Latham & Watkins may rely as to factual matters upon certificates or written statements from officers or other appropriate representatives of the Company or upon certificates of public officials and need not express any opinion with regard to the laws of any jurisdiction other than the federal law of the United States, the law of the State of New York and the General Corporation Law of the State of Delaware.

         (d) At the Closing Date, each of you shall have received a signed opinion of Thomas L. Young, Esq., General Counsel of the Company, dated as of the Closing Date, in form and substance reasonably satisfactory to your counsel, to the effect that:

              (i) the Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect;

              (ii) each Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X under the Securities Act) of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the International Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualifications, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect;

              (iii) the Company has the authorized capitalization as set forth in the International Prospectus, including any amendment or supplement thereto; all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and all of the issued and outstanding capital stock of such Significant Subsidiaries, except as set forth on
         Schedule II hereto, is owned of record by the Company, directly or through subsidiaries, and is free and clear of any material lien, claim, encumbrance or other security interest;

               (iv) the Company has the corporate power and authority to execute, deliver and perform its obligations under this Agreement; the execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been authorized by all necessary corporate action of the Company; and this Agreement has been duly executed and delivered by the Company;

                (v) the International Securities and the U.S. Securities to be issued and sold by the Company pursuant to the U.S. Underwriting Agreement and the International Underwriting Agreement, respectively, have been duly authorized and, when issued to and paid for by you in accordance with the terms of the U.S. Underwriting Agreement and the International Underwriting Agreement, respectively, will be validly issued, fully paid and non-assessable and, to the best of our knowledge, free of preemptive rights.

               (vi) the execution and delivery by the Company of, and the issuance and sale of the International Securities and the U.S. Securities by the Company pursuant to, this Agreement and the U.S. Underwriting Agreement will not result in (A) the violation by the Company of its Certificate of Incorporation or Bylaws, the General Corporation Law of the State of Delaware or any federal or Ohio Statute, or any rule or regulation that has been issued pursuant to the General Corporation

         Law of the State of Delaware or any federal or state statute known to such counsel to be applicable to the Company or any of its subsidiaries (except that no opinion is expressed with respect to federal or state securities or "blue sky" laws) (B) after giving effect to written waivers and consents which have been or will be obtained on or prior to Closing, the breach of or default under (I) any indenture or other agreement or instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries considered as one enterprise or (II) any court or administrative orders, writs, judgments or decrees known to such officer;


         (vii) Such counsel has no knowledge of any legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties or assets of the Company or any of its subsidiaries is subject that is required to be described in the Registration Statement or the International Prospectus and is not so described therein; or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the International Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required; and

              (viii) each of the documents incorporated or deemed to be incorporated by reference in the Registration Statement and the International Prospectus, at the time it was filed with the Commission, complied as to form in all material respects with the requirements for such document under the Exchange Act and the regulations thereunder.

         In addition, such counsel shall state that he has participated in conferences with representatives of the Company, representatives of the independent public accountants for the Company, and the International Underwriters' representatives and counsel at which the contents of the Registration Statement and the International Prospectus and related matters were discussed, and although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the International Prospectus, during the course of such participation no facts came to such counsel's attention that caused such counsel to believe that the

Registration Statement (including the incorporated documents), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the International Prospectus, as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel express no belief with respect to the financial statements, schedules and other financial and statistical data included or incorporated by reference in the Registration Statement or the International Prospectus.

    In rendering such opinion, such counsel may rely as to factual matters upon certificates or written statements from officers or other appropriate representatives of the Company or upon certificates of public officials, and need not express any opinion with respect to the laws of any jurisdiction other than the federal law of the United States, the law of the State of Ohio and the General Corporation Law of the State of Delaware.

    (e) The International Underwriters shall have received on the Closing Date an opinion of Simpson Thacher & Bartlett, counsel for the International Underwriters, dated the Closing Date, covering certain matters requested by the International Underwriters.

    (f) At the Closing Date, (i) the Registration Statement and the International Prospectus, as they may then be amended or supplemented, shall contain all statements that are required to be stated therein under the Securities Act and the regulations thereunder and in all material respects shall conform to the requirements of the Securities Act and the regulations thereunder, and neither the Registration Statement nor the International Prospectus, as they may then be amended or supplemented, shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the International Prospectus, in the light of the circumstances under which they were made, not misleading; (ii) there shall not have been, since the respective dates as of which information is given in the Registration Statement, any Material Adverse Change, or any development involving a prospective Material Adverse Change, whether or not arising in the ordinary course of business; (iii) no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries that would be required to be set forth in the International Prospectus other than as set forth therein and no proceedings shall be pending or, to the knowledge of the Company, threatened against it or any of its subsidiaries before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding could have a Material Adverse Effect, other than as set forth in the International Prospectus; (iv) the Company shall have complied with all material agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date; and (v) the other representations and warranties of the Company set forth in Section 1(a) shall be accurate in all material respects as though expressly made at and as of the Closing Date.

    (g) The International Underwriters shall have received on the Closing Date a letter dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the International Underwriters, from Ernst & Young, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the International Prospectus.

    (h) By the Closing Date, your counsel shall have been furnished with all such documents (including any consents under any agreements to which the Company is a party), certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the International Securities as contemplated in this Agreement and in Section 5(e) herein and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company, the performance of any of the covenants of the Company, or the fulfillment of any of the conditions herein; and all proceedings taken by the Company at or prior to the Closing Date in connection with the authorization, issuance and sale of the International Securities, and by the Company at or prior to the Closing Date in connection with the authorization and delivery of this Agreement, shall be reasonably satisfactory in form and substance to you and to your counsel.

         (i) Prior to the Closing Date, the Company shall have furnished to Salomon Brothers Inc such further information, certificates and documents as Salomon Brothers Inc may reasonably request.

         (j) The Lock-Up Agreements executed by (i) each of the Company's executive officers and directors listed in Schedule III hereto and (ii) by each of OII Associates, L.P., OII Associates II, L.P. and KKR Partners II, L.P. in favor of the International Underwriters relating to sales of shares of Common Stock of the Company shall have been delivered to Salomon Brothers Inc and shall be in full force and effect on the Closing Date.

         (k) The closing of the purchase of the U.S. Underwritten Securities to be issued and sold by the Company pursuant to the U.S. Underwriting Agreement shall occur concurrently with and be a condition to the sale of the International Securities as set forth in this Agreement.

         If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement, this Agreement may be terminated by you on notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party, except as provided in Section 6 herein. Notwithstanding any such termination, the provisions of Sections 1(a) and 8 herein shall remain in effect. Notice of such termination shall be given to the Company in writing or by telephone confirmed in writing.

         The documents required to be delivered by this Section 5 shall be delivered at the office of Simpson Thacher & Bartlett, counsel for the International Underwriters, at 425 Lexington Avenue, New York, New York 10017, on the Closing Date.

         6. REIMBURSEMENT OF INTERNATIONAL UNDERWRITERS' EXPENSES. If the sale of the International Securities provided for herein is not consummated because any condition to the obligations of the International Underwriters set forth in Section 5 herein is not satisfied, because of any termination pursuant to Section 10(a) herein or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision herein other than by reason of a default by any of the International Underwriters, the Company will reimburse the International Underwriters severally upon demand for all documented out-of-pocket expenses (including fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the International Securities.

         7. COVENANTS OF THE COMPANY. In further consideration of the agreements of the International Underwriters herein contained, the Company covenants with each International Underwriter as follows:

         (a) To prepare the International Prospectus, including any amendment or supplement thereto, in a form approved by the International Underwriters and to file such International Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the International Prospectus except as permitted herein;

         (b) To furnish to each of Salomon Brothers Inc and its counsel, without charge, one signed copy of the Registration Statement (including exhibits thereto) and for delivery to each other International Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and, during the period mentioned in paragraph (d) below, as many copies of the Preliminary International Prospectus and the International Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

         (c) Before amending or supplementing the Registration Statement or the International Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object.

         (d) If, during such period after the first date of the public offering of the International Securities, as in the opinion of counsel for the International Underwriters, the Preliminary International Prospectus or the International Prospectus is required by law to be delivered in connection with sales by an International Underwriter or a dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Preliminary

    International Prospectus or the International Prospectus, as the case may be, in order to make the statements therein, in the light of the circumstances when the Preliminary International Prospectus or the International Prospectus, as the case may be, is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the International Underwriters, it is necessary to amend or supplement the Preliminary International Prospectus or the International Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the International Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which International Securities may have been sold by you on behalf of the International Underwriters and to any other dealers upon request, either amendments or supplements to the Preliminary International Prospectus or the International Prospectus, as the case may be, so that the statements therein as so amended or supplemented will not, in the light of the circumstances when the Preliminary International Prospectus or the International Prospectus, as the case may be, is delivered to a purchaser, be misleading or so that the Preliminary International Prospectus or the International Prospectus, as amended or supplemented, as the case may be, will comply with law.

         (e) From the date of this Agreement, and for so long as a Preliminary International Prospectus or a International Prospectus is required to be delivered in connection with the sale of International Securities covered by this Agreement, the Company will notify you immediately, and confirm the notice in writing, (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the mailing or the delivery to the Commission for filing of any supplement to the Preliminary International Prospectus or the International Prospectus or any document to be filed pursuant to the Exchange Act which will be incorporated by reference into the Registration Statement, Preliminary International Prospectus or the International Prospectus, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement, the Preliminary International Prospectus or the International Prospectus, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Preliminary International Prospectus or the International Prospectus or for additional information and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every commercially reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain, as soon as possible, the lifting thereof.

         (f) The Company will comply to the best of its ability with the Securities Act and the Exchange Act and the regulations thereunder so as to permit the completion of the distribution of the International

    Securities as contemplated in this Agreement and the International Prospectus; and the Company, during the period when the Preliminary International Prospectus and the International Prospectus is required to be delivered under the Securities Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the Exchange Act within the time periods required under the Exchange Act.

         (g) The Company will endeavor to qualify the International Securities for offer and sale under the state securities or blue sky laws of such jurisdictions as you shall reasonably request and to maintain such qualifications in effect for as long as may be required for the distribution of the International Securities; PROVIDED, HOWEVER, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the International Securities have been qualified as above provided.

         (h) With respect to each sale of International Securities, the Company will make generally available to its security holders as soon as practicable but in any event not later than 90 days after the close of the period covered thereby a consolidated earnings statement for a twelve-month period beginning after the effective date (as defined in Rule 158(c) under the Securities Act) of the Registration Statement relating to such International Securities, but not later than the first day of the Company's fiscal quarter next following such effective date and that otherwise satisfies the provisions of Section 11(a) of the Securities Act and the regulations thereunder.

         (i) The Company will use the proceeds received from the sale of the International Securities in the manner specified in the International Prospectus under the heading "Use of Proceeds."

         (j) For a period of five years after the Closing Date, if so requested, the Company will furnish to each of you copies of all annual reports, quarterly reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to the holders of the

    International Securities or to security holders of its respective publicly issued securities generally.

         (k) To pay all expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation and filing of the Registration Statement including all financial statements, schedules and exhibits and the International Prospectus and all amendments and supplements thereto; (ii) the preparation, issuance and delivery to you of the International Securities; (iii) the fees and disbursements of the Company's counsel and accountants; (iv) the qualification of the International Securities under the state securities or blue sky laws in accordance with the provisions of Section 6(g) herein, including filing fees and the fees and disbursements of counsel for the International Underwriters in connection therewith and in connection with the preparation of the preliminary and final state securities laws or blue sky surveys (the "Blue Sky Surveys") or any Legal Investment Memoranda; (v) the printing and delivery to the International Underwriters in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto and of each Preliminary International Prospectus and the International Prospectus and any amendments or supplements thereto; (vi) the printing and delivery to the International Underwriters of copies of the Blue Sky Surveys or any Legal Investment Memoranda; (vii) any fees charged by rating agencies for the rating of the International Securities or the listing, if any, of the International Securities on the NYSE; (viii) the filing fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc. (the "NASD") made in connection with the offering of the International Securities; and (ix) any expenses incurred by the Company in connection with a "road show" presentation to potential investors.

         (l) The Company will arrange for the qualification of the International Securities for sale under the laws of such jurisdictions as the International Representative may designate, and will maintain such qualifications in effect so long as required for the distribution of the securities and will pay the fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering.

         (m) For a period of 90 days after the date of this Agreement, the Company will not offer, sell, announce its intention to sell, contract to sell, pledge, hypothecate, grant any option to purchase or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act (other than on Form S-8 relating to resales of securities as described in the general instructions to Form S-8) relating to any shares of Common Stock or securities convertible or exchangeable into or exercisable for any shares of Common Stock, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of Salomon Brothers Inc, except (i) grants of employee stock options and other awards pursuant to the terms of stock option plans in effect on the date hereof or described in the International Prospectus,
    (ii) sales and issuances of securities pursuant to the exercise of any such options or awards or the exercise of any other stock options or awards outstanding on the date hereof, (iii) the issuance and/or sale of Common Stock pursuant to existing employee benefit plans of the Company, (iv) the issuance and/or sale of Common Stock upon the exercise of the respective exchange rights of the holders of the Company's Series A Exchangeable Preferred Stock, par value $.01 per share, Series B Exchangeable Preferred Stock, par value $.01 per share, and Series C Exchangeable Preferred Stocks, par value 4.01 per share, and (v) the issuance and/or sale of Common Stock upon the exercise of any of the Company's warrants or options outstanding on the date hereof.

         8. INDEMNIFICATION AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each International Underwriter, the directors, officers and employees of each International Underwriter and each person who controls any International Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other United States federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the International Securities as originally filed or in any amendment thereof, or in the Preliminary International Prospectus or in the International Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action;

PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any International Underwriter through the International Representative specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

         (b) Each International Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity to each International Underwriter, but only with reference to written information relating to such International Underwriter furnished to the Company by or on behalf of such International Underwriter through the International Representative specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any International Underwriter may otherwise have. The Company acknowledges that the statements set forth in (a) the first sentence of the last paragraph of text on the cover page of the International Prospectus concerning the terms of the offering by the International Underwriters, (b) the last paragraph on page S-2 of the International Prospectus concerning stabilization and over-allotment by the International Underwriters, and (c) the last three sentences of the second paragraph, the sixth paragraph, the seventh paragraph, the eighth paragraph, the ninth paragraph, the tenth paragraph, the eleventh paragraph, the twelfth paragraph and the thirteenth paragraph of text under the caption "Underwriting" in the International Prospectus, concerning the terms of the offering by the International Underwriters in the International Prospectus constitutes the only information furnished in writing by or on behalf of the several International Underwriters for inclusion in any U.S. or International Preliminary Prospectus or the International Prospectus, and you, as the International Representative, confirm that such statements are correct.

         (c)  Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party
(i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); PROVIDED, HOWEVER, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

         (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the International Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the International Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the International Underwriters on the other from the offering of the International Securities; PROVIDED, HOWEVER, that in no case shall any International Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the International Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the International Securities purchased by such International Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the International Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the International Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the International Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the International Prospectus. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the International Underwriters. The Company and the International Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an International Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of an International Underwriter shall have the same rights to contribution as such International Underwriter, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this subparagraph (d).

         9.  SURVIVAL.  The indemnity and contribution provisions contained in
Section 8 herein and the representations, warranties and other statements of the

Company contained in this Agreement shall remain operative and in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any International Underwriter or any person controlling any International Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (c) acceptance of and payment for any of the International Securities.

         10. TERMINATION. Salomon Brothers International Limited, may terminate this Agreement by notice to the Company, at any time at or prior to the Closing Date (a) if there has been, since the respective dates as of which information is given in the Registration Statement or the International Prospectus, any Material Adverse Change, or any development involving a prospective Material Adverse Change or (b) if there has occurred any new outbreak of hostilities or escalation of existing hostilities or other calamity or crisis the effect of which on the financial markets in the United States is such as to make it, in your judgment, impracticable to market the International Securities or enforce contracts for the sale of the International Securities, or
(c) if trading in any securities of the Company has been suspended on any exchange or in any over-the-counter market or by the Commission, or if trading generally on the NYSE has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by such exchange or by order of the Commission or any other governmental authority or (d) if a general moratorium on commercial banking activities in New York State has been declared by either federal or New York State authorities.

         11. DEFAULT BY AN INTERNATIONAL UNDERWRITER. If any one or more International Underwriters shall fail to purchase and pay for any of the International Securities agreed to be purchased by such International Underwriter or International Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining International Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of International Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of International Securities set forth opposite the names of all the remaining International Underwriters) the International Securities which the defaulting International Underwriter or International Underwriters agreed but failed to purchase; PROVIDED, HOWEVER, that in the event that the aggregate amount of International Securities which the defaulting International Underwriter or International Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of International Securities set forth in Schedule I hereto, the remaining International Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the International Securities, and if such nondefaulting International Underwriters do not purchase all the International Securities, this Agreement will terminate without liability to any nondefaulting International Underwriter or the Company. In the event of a default by any International Underwriter as set forth in this Section 11, the Closing Date shall be postponed for such period, not exceeding seven days, as the International Representative shall determine in order that the required changes in the Registration Statement and the International Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting International Underwriter of its liability, if any, to the Company, and any nondefaulting International Underwriter for damages occasioned by its default hereunder.

         12. NOTICES. In all dealings hereunder, you shall act on behalf of each of the International Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any International Underwriter made or given by Salomon Brothers Inc.

         All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be given (and shall be deemed to have been given upon receipt) by delivery in person, by cable, by telecopy, ny telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the applicable party at the addresses indicated below:

         (1)  IF TO THE INTERNATIONAL UNDERWRITERS:
              Salomon Brothers International Limited
              Victoria Plaza
              111 Buckingham Palace Road
              London SW1W 0SB
              England
              Facsimile No.: (44 171) 721-2722
              Attention:  Equity Syndicate Desk

              WITH A COPY TO:
              Simpson Thacher & Bartlett
              425 Lexington Avenue
              New York, New York  10017
              Facsimile No.:  (212) 455-2502
              Attention:  John B. Tehan, Esq.

         (2)  IF TO THE COMPANY:
              Owens-Illinois, Inc.
              One SeaGate
              Toledo, Ohio  43666
              Facsimile No.:  (419) 247-2226
              Attention:  Thomas L. Young
                General Counsel

              WITH A COPY TO:
              Kohlberg Kravis & Roberts & Co.
              2800 Sand Hill Road, Suite 200
              Menlo Park, California  94025
              Facsimile No.:  (415) 233-6561
              Attention:  Edward A. Gilhuly
                Partner

              AND WITH A COPY TO:
              Latham & Watkins
              505 Montgomery Street, Suite 1900
              San Francisco, California  94111
              Facsimile No.:  (415) 395-8095
              Attention:  Tracy K. Edmonson, Esq.

         13. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section [8] herein, and no other person will have any right or obligation hereunder.

         14. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         15. TIME OF THE ESSENCE. Time shall be of the essence of this Agreement.

         16. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

         17. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several International Underwriters.


                                       Very truly yours,

                                       OWENS-ILLINOIS, INC.



                                       By: /S/ DAVID G. VAN HOOSER
                                           -------------------------
                                           Name: David G. Van Hooser
                                           Title:  Senior Vice President



The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

SALOMON BROTHERS INTERNATIONAL LIMITED
GOLDMAN SACHS INTERNATIONAL
LEHMAN BROTHERS INTERNATIONAL (EUROPE)
MERRILL LYNCH INTERNATIONAL
MORGAN STANLEY & CO. INTERNATIONAL LIMITED
PAINEWEBBER INTERNATIONAL (U.K.) LTD.

By:  SALOMON BROTHERS INTERNATIONAL LIMITED



By:  /S/ DOMINIC LEPORE
     ----------------------
    Name:  Dominic Lepore
    Title:  Vice President


For itself and the other
several International Underwriters named in Schedule I to the foregoing Agreement.

                                      SCHEDULE I

                             Number of
                             International     Number of International Option
                             Underwritten      Securities to be Purchased if
                             Securities to be  Maximum International Option
International Underwriters   Purchased         Securities Exercised
--------------------------   ----------------  -------------------------------

Salomon Brothers
  International Limited.....  491,670                      73,755

Goldman Sachs
  International.............  491,666                      73,749

Lehman Brothers International
  (Europe)..................  491,666                      73,749

Merrill Lynch
  International.............  491,666                      73,749

Morgan Stanley & Co.
  International Limited.....  491,666                      73,749

PaineWebber International
  (U.K.) Ltd................  491,666                      73,749
                              -------                      ------

Total.......................2,950,000                     442,500
                            ---------                     -------
                            ---------                     -------

                                     Schedule II



          Upon the consummation of the Senior Note Offerings, 100% of the shares of capital stock of each Significant Subsidiary will be, directly or indirectly, owned by the Company free and clear of any material lien, except that the Company owns approximately 79% of the outstanding shares of AVIR S.p.A.

                                     SCHEDULE III


                           Executive Officers and Directors
                         Who Have Executed Lock-Up Agreements



Russell C. Berkoben
Gary R. Clinard
Robert J. Dineen
Edward A. Gilhuly
James H. Greene, Jr.
Larry A. Griffith
John L. Hodges
Henry R. Kravis
Robert J. Lanigan
Joseph H. Lemieux
Robert I. MacDonnell
Michael D. McDaniel
John J. McMackin, Jr.
Philip McWeeny
Michael W. Michelson
B. Calvin Philips
George R. Roberts
Robert A. Smith
R. Scott Trumbull
David G. Van Hooser
Lee A. Wesselmann
Terry L. Wilkison
Thomas L. Young